Cooperation Agreement




UBS AG

Aeschenvorstadt 1, CH-4002 Basel

and

Bahnhofstrasse 45, CH-8098 Zurich

Switzerland



and




AllianceBernstein Investment

Research and Management, Inc.

1345 Avenue of the Americas

New York, NY 10105

United States of America



agree the following:

1.   Definitions

Agreement                 means this Cooperation Agreement, including its
                          appendices

Exchange Act              means the United States Securities Exchange Act
                          of 1934, as amended

Fund Provider             means AllianceBernstein Investment Research and
                          Management, Inc., New York, New York (U.S.A), in its capacity as principal underwriter of the Investment Funds

Investment Company        means the United States Investment Company Act
Act                       of 1940, as amended

Investment Funds          means the open-end investment companies
                          registered under the Investment Company Act that are listed in Appendix 2 from time to time

Legal Documents           means an Investment Fund's prospectus and
                          statement of additional information as in effect from time to time

NASD                      means the National Association of Securities
                          Dealers, Inc.

Securities Act            means the United States Securities Act of 1933,
                          as amended

Service Fee               The ongoing asset-based distribution and service
                          fee payable to the Fund Provider by each Investment Fund relating to its Class A shares under Rule 12b-1 of the Investment Company Act, as set forth in the Investment Fund's Legal
                          Documents and as in effect from time to time

Shares                    means Class A shares of the Investment Funds

UBS means UBS AG (Group), Basel and Zurich (Switzerland), including its branches and subsidiaries worldwide that are listed in Appendix 1, as amended from time to time

UBS US Bank Branch        means the UBS AG branches in Miami, Florida
                          (U.S.A) and New York, New York (U.S.A.) and each other UBS AG US branch added to Appendix 1 and identified as a UBS US Bank Branch under Section
                          3 of this agreement

UBS Fee means the remuneration in favour of UBS as set out in Appendix

2.   Basis

This Agreement shall regulate the legal relationship between UBS, as a non-exclusive global distributor of Shares, and the Fund Provider, as a principal underwriter and provider of Shares.

Each part represents and warrants to the other that (I) it is duly organized and validly existing under the laws of its jurisdiction of organization and is authorized to do business in each jurisdiction in which it operates, (Ii) that all authorizations (If any) required for the execution, delivery and performance of this Agreement have been obtained, and (iii) upon execution and delivery by it, this Agreement will be its valid, binding and enforceable obligation.

UBS is not registered as a broker or dealer with the United States Securities and Exchange Commission and is not a member of the NASD. UBS represents and warrants that:

     (i) each UBS US Bank Branch is a bank as defined in Section 3(a)(6) of the Exchange Act, duly authorized to engage in the transactions to be performed hereunder and not required to register as a broker or dealer under the Exchange Act or to be a member of the NASD to conduct the activities contemplated by this Agreement and that each UBS US Bank Branch wil immediately cease from its activities under this Agreement if this no longer is the case;

     (ii) each UBS US Bank Branch is licensed by and in good standing with the Office of the Comptroller of the Currency;

    (iii) UBS is duly authorized to engage in the transactions to be performed hereunder, and, for the purpose of this Agreement, each UBS US Bank Branch is not required to register as a broker or dealer under the Exchange Act;

     (iv) at all times during the term of this Agreement it will comply with all applicable laws, including the rules and regulations of all applicable supervisory agencies and authorities and all applicable self-regulatory organizations, applicable to its performance and obligations under this Agreement; and

     (v) it has made or will timely make such disclosure of this Agreement and its subject matter as is required by any applicable law or legal requirement, including the rules of any applicable self-regulatory organization.

3.   Applicability

The Fund Provider is the principal underwriter of shares of the Investment Funds. On the terms of this Agreement, the Fund Provider agrees that UBS may, acting as agent for UBS's customers, make Shares available to UBS's customers in accordance with the terms of this Agreement and the Legal Documents. To the extent that a Legal Document contains any provision that is inconsistent with this Agreement, the Legal Document is controlling.

UBS may amend Appendix 1 from time to time in its sole discretion and, by notice to the Fund Provider, add or remove branches or subsidiaries of UBS AG (Group), Basel and Zurich (Switzerland).

UBS is responsible for ensuring that all branches and subsidiaries identified from time to time on Appendix 1 comply with the terms of this Agreement and purchase and sell or offer for purchase and sell Shares in accordance with applicable laws and regulations. UBS is fully liable for all act of its branches and subsidiaries relating to this Agreement.

The Fund Provider may amend Appendix 2 from time to time in its sole discretion and, by notice to UBS, add or remove open-end investment companies as Investment Funds. The Fund Provider is under no obligation to make available to UBS under this Agreement shares of any particular open-end investment companies.

4.   Restrictions of sale

Both the Fund Provider and UBS will comply with all applicable laws, regulations and legal requirements, including, if applicable, the Investment Company Act, the Securities Act and the Exchange Act and the rules of self-regulatory organizations, at all times.

UBS will only offer to sell, sell or deliver Shares if both of these conditions are satisfied: (I) the offer, sale or delivery, if made in the United States, is made only by a UBS US Bank Branch in accordance with applicable laws, regulations and legal requirements, including the rules and regulations of all applicable banking regulatory agencies and authorities, and, if made outside the United States, is made outside the United States in accordance with applicable laws, regulations and legal requirements; and (ii) the offer, sale or delivery is in a jurisdiction in which UBS is duly licensed (if necessary) and authorized to engage in such activity.

5.   Money laundering prevention and suppression of terrorist financing

It is a precondition of sale that UBS only offers Shares to persons who maintain an account relationship with UBS and who have duly been identified as the beneficial owner of the account in accordance with local legislation and consistent with, and no less rigorous than, Swiss anti-money laundering requirements and international recommendations regarding money laundering prevention as now or hereafter may be in force. With respect to anti-money laundering, UBS, as a matter of group policy, adheres to and causes its branches and subsidiaries to adhere to anti-money laundering procedures and suppression of terrorist financing guidelines compliant with Financial Action Task Force recommendations.

UBS represents and warrants that at a minimum, such anti-money laundering procedures include (I) written internal policies, procedures and controls, (ii) the designation of a compliance officer, (iii) an on going employee training program, (iv) an independent auditing process and (v) suitable and adequate know-yourcustomer policies and procedures which, at a minimum, include (A) a written know-your-customer identification program appropriate for UBS's size and type of business, (B) procedures for verifying the identity of each customer to the extent reasonable and practicable, (C) procedures for maintaining all required information obtained by these procedures, (D) procedures for determining whether the customer appears on any list of known or suspected terrorist organizations issued by any applicable supervisory bodies and the reporting of such information to applicable supervisory bodies and (E) procedures for requesting information to verify customer identities.

UBS represents and warrants that it is in compliance with all applicable laws and regulations regarding anti-money laundering activity, and that it will comply with any applicable new or additional anti-money laundering laws and regulations in effect from time to time. UBS further represents and warrants that it wil monitor, in relation to sales of Shares, for suspicious activity in accordance with all applicable anti-money laundering laws and regulations in effect from time to time.

6.   Rights and duties of the Fund Provider

The Fund Provider undertakes to make Shares available to UBS for distribution on the terms and conditions of this Agreement, subject to the Fund Provider's right to add to or remove from the Investment Funds described in Section 2. In addition, the Fund Provider may suspend sales or withdraw the offering of Shares of anyone or more of the Investment Funds at any time, and will give prompt notice of any such suspension or withdrawal to UBS. If needed, the list of the Investment Funds may be subject to additional restrictions. The Fund Provider shall inform UBS about any changes in this regard.

The Fund Provider undertakes to inform UBS in which countries, if any, the Shares are noticed, registered or qualified for offer or sale to the public, and if there are any changes in this regard.

All orders for Shares are subject to acceptance by the Fund Provider on behalf of the Investment Fund and become effective only upon confirmation by the Fund Provider. The Fund Provider will not accept any conditional orders for Shares. Acceptance of an order to purchase Shares will be made only against receipt of the purchase price.

The Fund Provider may reject any purchase orders (including exchanges) for any reason, including if the Fund Provider determines in its sole discretion that UBS or its customers are engaging in "market-timing" activity. The Fund Provider undertakes to notify UBS of rejected orders.

If payment for the Shares purchased is not received within the time customary for such payments, the sale may, with prompt notice to UBS, be cancelled forthwith without any responsibility or liability on the part of the Fund Provider or the Investment Fund On which case UBS is responsible for all direct and actual loss, suffered by the Investment Fund resulting from the failure to make payment).

If the Fund Provider learns that a purchase of Shares under this Agreement did not qualify for a waiver or partial waiver of the initial sales charge that was allowed, the Fund Provider may require that UBS reimburse the Fund Provider for any discount inappropriately allowed. In addition, to the extent permitted by the Legal Documents, the Fund Provider may require the redemption of Shares if UBS's distribution did not comply with any applicable laws or regulations.

7.   Rights and duties of UBS

As a selected agent, UBS is hereby authorized (i) to place orders directly with each Investment Fund for Shares to be resold by the Fund Provider through UBS subject to the applicable terms and conditions governing the placement of orders by the Fund Provider set forth in this Agreement or as may otherwise be imposed by the Fund Provider and communicated to UBS and subject to the applicable compensation provisions set forth in the Investment Fund's then currently applicable Legal Documents and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in this Agreement and the then currently applicable Legal Documents.

UBS agrees to notify the Fund Provider when redemption fees, as described in the Legal Documents and as informed to UBS by the Fund Provider, are applicable to a redemption order.

UBS agrees to act only as agent for its customers in respect of Share transactions and, except as expressly provided in this Agreement, does not have authority to act as agent for the Investment Funds or for the Fund Provider in any respect. The customers on whose behalf UBS purchases or sells Shares under this Agreement are for all purposes UBS's customers. The Fund Provider will execute transactions in Shares under this Agreement only upon UBS's authorization, it being understood in all cases that (a) UBS is acting as the agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) each transaction is for the account of the customer and not for UBS's account; and (d) and such customer will have full beneficial ownership of the Shares.

UBS will: (i) order Shares from the Investment Fund or the Fund Provider only for the purpose of covering complete purchase orders already received from UBS's customers; (ii) not redeem any Shares from UBS's customers at prices lower than the redemption or repurchase prices then quoted by the Investment Fund (although UBS is permitted to sell Shares for the account of the record owners thereof to the Investment Fund at the repurchase prices currently established for such Shares and may charge a fair commission for handling the transaction); and (ii) not withhold placing customers' orders for Shares so as to profit UBS as a result of such withholding.

UBS will at all times comply with all provisions of applicable law, including applicable requirements of the then currently applicable Legal Documents applicable to UBS's conduct, including, but not limited to, sales practices, and sales charge waivers.

Under no circumstances will UBS take any action that would require the Investment Funds, the Fund Provider, the investment adviser to the Investment Funds or any of their affiliates to take any action or make any filing in any jurisdiction.

UBS agrees that in recommending to an investor the purchase, sale or exchange of any Shares, UBS shall, to the extent required by applicable law, determine that the recomrnendation is suitable (e.g. with respect to tax effect) for such investor.

UBS is permitted to sell or repurchase Shares under this Agreement only under those circumstances described in the Legal Documents from time to time in which the initial sales charge is waived and the Shares may be sold at net asset value. It is understood that UBS may charge its customers fees relating to their investment accounts with UBS.

In connection with the Fund's policies regarding excessive or short-term trading, UBS agrees to cooperate with Fund Provider to monitor for Market Timing by its customers, to provide, subject to applicable law, such relevant information to Fund Provider as it may reasonably request or which otherwise may be required in accordance with applicable law and to prevent Market Timing from occurring by UBS' customers.

8.   Sub-distributors

UBS undertakes not to appoint any person (including any branch or division of a person) as a sub-distributor without receiving the prior written permission of the Fund Provider. However, UBS is entitled to appoint any of its subsidiaries or branches listed in Appendix 1 as a sub-distributor of Shares without any prior permission of the Fund Provider, effective upon notice to the Fund Provider.

UBS is responsible for ensuring that all persons appointed by UBS as sub-distributors in accordance with the previous paragraph comply with the terms of this Agreement and purchase and sell or offer for purchase and sell Shares in accordance with applicable laws and regulations. UBS is fully liable for all act of any such sub-distributors.

9.   Remuneration of UBS

The Fund Provider will pay (or cause to be paid) to UBS a quarterly UBS Fee, as specified in the separate Appendix 3.

     o The portion of the UBS Fee referred to in Appendix 3 by reference to the Service Fee (the" UBS Service Fee") is payable as described in this Section 9. The Fund Provider represents and warrants that the amount and form of the UBS Service Fee payable to UBS under this Agreement complies fully with relevant provisions of Rule 12b-1 under the Investment Company Act ("Rule 12b-1 "), including applicable disclosure requirements of the Investment Company Act.

     o That portion of the UBS Fee referred to in Appendix 3 by reference to a Client Servicing Fee is payable as described in Appendix 3.

While this Agreement is in effect, the Fund Provider agrees to pay the UBS Service Fee to UBS pursuant to one or more of the distribution plans adopted by certain of the Investment Funds pursuant to Rule 12b-1, to compensate UBS with respect to the shareholder accounts of its customers in such Investment Funds for providing administrative, accounting and other services, including personal service and/or the maintenance of such accounts. Such UBS Service Fee payments are at the annual rate indicated in Appendix 3 applied to the average daily net assets of the Shares that UBS purchases under this Agreement and are held by UBS's nominee in an omnibus account.

Such UBS Service Fee payments are accrued daily and paid quarterly in arrears within 30 days after the end of each quarter by the Fund Provider. UBS acknowledges that the Fund Provider has no obligation to make any UBS Service Fee payments, until the Fund Provider receives monies therefore from the Investment Fund. Any such payments of the UBS Service Fee made pursuant to this
Section 9 are also subject to the following terms and conditions:

     (i) Any such payments with respect to a particular Investment Fund shall be in such amounts as are specified in Appendix 3 but in any event not in excess of the amounts permitted by the distribution plan in effect with respect to that Investment Fund;

     (ii) The provisions of this Section 9 relate to each distribution plan adopted by a particular Investment Fund pursuant to Rule 12b-1. UBS will provide to the Fund Provider, on a timely basis, such information as the Fund Provider may reasonably request to enable it to provide to the Funds' Boards of Directors a written report in accordance with Rule 12b-1;

    (iii) Notwithstanding any other provision of this Agreement. the provisions of this Section 9 referring to the 12b-1 distribution plan, applicable to each Investment Fund shall remain in effect for not more than one year from the date of this Agreement and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the Investment Company Act, and the provisions of this Section 9 shall automatically terminate with respect to a particular distribution plan referred to in clause (i) of this Section 9 in the event of the assignment (as defined by the Investment Company Act) of this Agreement, in the event such distribution plan terminates or is not continued, or in the event this Agreement terminates or ceases to remain in effect; and

     (iv) For purposes of Rule 12b-1 under the Investment Company Act, the provisions of this Section 9 relating to payments made pursuant to any distribution plan of an Investment Fund are deemed to constitute a separate agreement (the" 12b-1 Agreement"). With respect to any distribution plan of any Investment Fund pursuant to which all or any portion of the UBS Service Fee is paid, the 12b-1 Agreement may be terminated at any time, without the payment of any penalty, (a) by UBS or the Fund Provider on not more than 60 days' nor less than 30 days' written notice delivered (or mailed by registered mail, postage prepaid) to the other part, (b) by vote of a majority of the members of the relevant Investment Fund's board of directors who are not interested persons (as defined in the Investment Company Act) of the Investment Fund and have no direct or indirect financial interest in the operation of the distribution plan or in any agreements, including this Agreement, related to the distribution plan, or (c) by a vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of such Investment Fund on not more than 60 days' written notice to the parties hereto.

Notwithstanding anything to the contrary herein, in the event of termination of this Agreement (unless the Fund Provider terminates this Agreement for a material breach by UBS), and for so long as Shares that UBS holds under this Agreement in an omnibus account and have an average daily value of at least USD 5 million, UBS will continue to receive the UBS Service Fee as set forth in this Agreement, to the extent permitted by this Section 9 and Rule 12b-1.

10.  Technical arrangements

Prior to commencing activities under this Agreement, the relevant units of the Fund Provider and UBS shall exchange and complete all administrative information required in order to set up the business relationship operationally in an appropriate manner and in accordance with applicable laws and regulations. The parties agree that no telephone instructions will be given or accepted.

UBS shall receive trade confirmations - including all relevant settlement information such as fund name, international security identification number
(ISIN), number of units, settlement price and amount etc electronically or by fax and no later than one business day after the order has been placed by UBS.

UBS acknowledges that purchase and redemption orders that the Fund Provider (or the Investment Funds' transfer agent(s)) receives in good order from UBS before the Cut-off Time on any day on which an Investment Fund's net asset value is determined are processed based on the net asset value determined on that day and that orders received after the Cut-off Time (or received at any time on a day on which an Investment Fund's net asset value is not determined) are processed based on the net asset value next determined after that day. "Cut-off Time" means the time on any day disclosed in an Investment Fund's Legal Documents by which purchase and redemption orders must be received in good order to be processed based on the net asset value determined on that day.

UBS shall at all times during the term of this Agreement have policies and procedures aimed at deterring market timing and shall, subject to applicable law, reasonably cooperate with the Investment Funds and the Fund Provider to implement their market timing policies.

UBS agrees to process all its subscription and redemption orders under this Agreement centrally through UBS AG, Zurich.

See Appendix 4 for technical details.

11.  Legal documents and documentation

The Fund Provider shall provide UBS the following documents free of charge and in PDF format for each Investment Fund:

     o    Legal Documents

     o    the current annual and semi-annual report

UBS undertakes to provide the Legal Documents to interested investors free of charge. UBS agrees to distribute Investment Funds' Legal Documents and other material to investors in accordance with and as required by applicable regulatory requirements, and has sole responsibility for ensuring that the Legal Documents, as used or supplemented by UBS, comply with applicable non-United States laws and regulations.

Upon UBS's reasonable written request, the Fund Provider, to the extent consistent with applicable law, regulation or the rules of applicable self-regulatory organizations and with the policies of the Investment Funds, the investment adviser to the Investment Funds and the Fund Provider, will provide to UBS free of charge within ten business days of receipt of the request, additional information in sufficient detail and in the media and format as mutually agreed upon by UBS and the Fund Provider, according to, but not limited to, Appendix 5.

12.  Sales support

UBS has the right, but not the obligation, to publish its own Investment Funds-related sales-support brochures or marketing documents in printed or electronic form. However, both the form and content of marketing material (including material that has been modified in any way from material previously approved by the Fund Provider) must first be submitted to and approved by the Fund Provider.

UBS is responsible for ensuring that written marketing materials prepared by UBS and approved by the Fund Provider comply with applicable non US laws and regulations. The Fund Provider represents that all written and electronic advertisements and sales materials pertaining to the Investment Funds that it provides to UBS will be accurate and up-to-date as of the time they are provided to UBS, and compliant with all applicable United States laws and regulations.

UBS acknowledges that the Fund Provider does not give any representation or warranty that the Legal Documents or any other material related to the Investment Funds comply with any non-United States laws or regulations. Any printed information furnished by the Fund Provider other than the then-currently applicable Legal Documents, periodic report and proxy solicitation materials are the Fund Provider's sole responsibility and not the responsibility of the Investment Fund, and no Investment Fund shall have any liability or responsibility to UBS in these respect.

No person is authorized to make any representation concerning Shares or the Investment Funds except those contained in the applicable then-current Legal Documents or in currently applicable printed information issued by the Investment Funds or by the Fund Provider as information supplemental thereto or in other printed material permitted under this Agreement. In accepting orders from UBS's customers for Shares, UBS must rely solely on the representations in the Legal Documents or in the foregoing printed supplemental information.

13.  Changes in Legal Documents

The Fund Provider undertakes to inform UBS of any changes in the Investment Funds' Legal Documents.

14.  Requests for clarification

The Fund Provider shall, to the extent consistent with applicable law, regulation or the rules of applicable self-regulatory organizations and with the policies of the Investment Funds, the investment adviser to the Investment Funds and the Fund Provider, cooperate with UBS in addressing and complying with reasonable request of investors for information.

15.  Liability and duty to exercise due diligence

In fulfilling the duties connected with this Agreement, both parties shall do their utmost to apply the same diligence as they would in their own concerns. In particular, each part shall devote the necessary professional attention to complying with all applicable legal requirements regarding the sale of Shares as well as the part's functions and duties under this Agreement. Notwithstanding anything herein, UBS acknowledges that the Investment Funds, the Fund Provider and the investment adviser to the Investment Funds have no obligation under this agreement relating to compliance with non-United States laws or regulations.

Each party is liable to the other for all direct and actual losses, claims, damages, expenses and liabilities (including reasonable attorneys fees) ("Losses") caused by (i) the negligence, bad faith, fraud or willful misconduct in the performance (by it or its affiliates or their employees, officers, managers, directors or limited or general partners) with its legal or contractual obligations or duties under this Agreement or reckless disregard of such obligations or duties or (ii) any material breach or violation of its representations, warranties or covenants set forth in this Agreement. Notwithstanding the foregoing, a part seeking indemnification for damages suffered shall not recover such damages to the extent that this part has contributed to the creation of such damages.

UBS shall indemnify and hold harmless the Fund Provider, each Investment Fund, and their direct subsidiaries and affiliates, directors, trustees, officers, employees, and in case of the Investment Funds - the shareholders (collectively, the "Indemnitees") from and against all direct and actual Losses to which an Indemnitee may become subject as a result of (i) the failure of UBS or any part acting on behalf of UBS to comply with the laws or regulations of any jurisdiction in connection with the offer and sale of Shares, (ii) any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statement not misleading in any sales literature (including sales literature amendments or supplements) used by UBS and not prepared or approved by the Fund Provider or an Investment Fund or provided to UBS by Fund Provider; provided, however, that UBS has no indemnification obligation to the extent that losses arise out of any untrue statement or omission made therein upon reliance upon and in conformity with information furnished to UBS by Fund Provider for the purposes of and used in the preparation thereof or (iii) any material breach or violation of its representations, warranties or covenants set forth in this Agreement. UBS acknowledges that the Investment Funds are third part beneficiaries of this
Section 15.

In no event shall any part be liable to another for any indirect, special, punitive, incidental, exemplary or consequential damages (including lost profits) arising out of or in connection with this Agreement.

This Section 15 will survive termination of this Agreement or any provision hereof.

16.  Confidentiality

Each part to this Agreement shall, unless otherwise required by applicable law or regulation, safeguard and hold confidential from disclosure to third parties all confidential information of the other parties. Confidential information shall expressly be marked as such. For the avoidance of doubt, content included in Section 10 and Appendix 5 is not to be considered as confidential information with regard to this Agreement.

17.  Notices

Any notices required or permitted to be given hereunder shall, unless otherwise specifically agreed otherwise between the parties, be given in writing by registered mail, by personal delivery or by facsimile transmission to the addresses as defined in Appendix 4.

18.  Severability

If any provision of this Agreement is held to be invalid, void or unenforceable or otherwise contrary to any applicable statutes, regulations or rulings, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either part. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19.  Duration and termination

Either part to this Agreement may terminate this Agreement at the end of each calendar month by giving 30 days' prior written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other part or any officer or member thereof, or was mailed postpaid or delivered to an overnight courier for transmission to the other party.

This Agreement may be terminated immediately by any part, without regard for the proper terms of notice and dates, if another part is in material breach of its obligations under this Agreement.

After termination of this Agreement, neither the Fund Provider nor any Investment Fund (or its transfer agent(s)) will be obligated, except as otherwise expressly provided herein, to accept instructions from UBS, or any of UBS's employees or representatives, regarding accounts or any transactions for UBS.

20.  Effective date, assignment, amendment and interpretation

This Agreement is effective upon November 1st 2005.

No part may assign this Agreement without the prior written consent of the other parties, except to an affiliate with the authority to perform its obligations hereunder.

Any changes to this Agreement must be made in writing and signed by all of the parties hereto.

The headings in this Agreement are for convenience of reference only and do not limit or otherwise affect the meaning of this Agreement. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein.

21.  Applicable law and jurisdiction

This Agreement is subject to Swiss law. The place of jurisdiction for any disputes arising from this Agreement is Basel. Switzerland.

22.  Signatures

A copy of this Agreement, signed by all parties, shall be sent to each of the following:

     o    UBS

     o    Fund Provider

                                   Signatures:



Place and date:                UBS AG

Zurich, 21 November 2005       /s/ Stig Harby Thomassen     /s/ Judith Pernegger
                               ------------------------     --------------------
                               Stig Harby Thomassen         Judith Pernegger


Place and date:                AllianceBernstein Investment Research and
                                  Management. Inc.

New York, 1 December 2005
                               /s/  Dan Notto
                               -------------------
                               Daniel A. Notto
                               Assistant Secretary

23.  Appendices

     1.   List of Branches and Subsidiaries

     2.   List of Investment Funds for distribution by UBS

     3.   Remuneration of UBS

     4.   Technical Details

     5.   Information to be provided by the Fund Provider (Fund Research
          Template)

Appendix 1:
List of Branches and Subsidiaries

Company                  Type        Address                CH-4002 Basel,
                                                            Switzerland

UBS AG                   Group/Corp.  P.O. Box              CH-4002 Basel,
                         Center                             Switzerland

Fondcenter AG            Subsidiary   Josefstr. 59          CH-8031 Zurich,
                                                            Switzerland

UBS Deutschland AG       Subsidiary   Stephanstrasse 14-16  D-60313 Frankfurt
                                                            al, Germany

UBS Global Asset         Subsidiary   69 boulevard          F-75362 Paris,
Management (France) SA                Haussmann B.P.        France
                                      161-08, Cedex 08      F-75362 Paris,

UBS (France)             Subsidiary   69 boulevard          France
                                      Haussmann B.P.
                                      161-08, Cedex 08

UBS (Monaco) S.A         Subsidiary   2, avenue             98000 Monte-Carlo
                                      Grande-Bretagne       Monaco

UBS AG                   Branch       1 Curzon Street       GB-London W1J5UB
                                                            St. Helier, JE4 8UJ

UBS AG                                                      Channel Islands
                         Branch       P.O. Box 350          (U.K.)

UBS (Luxembourg) S.A     Subsidiary   P.O. Box 2            L-2010 Luxembourg

UBS (Luxembourg) S.A     Branch       Wachtergasse 1        A-l 01 0 Wien,
Niederlassung                                               Austria
Osterreich

UBS Private Banking      Subsidiary   300, avenue de        B-1150 Brussels
Belgium N.V./S.A.                     Tervueren

UBS (Espana) S.A         Subsidiary   Calle Marla de        E-28006 Madrid,
                                      Molina, 4             Spain

UBS (Italia) S.p.a.      Subsidiary   Via del Vecchio       1-20121 Milan, Italy
                                      Politecnico 3,
                                      Casella postale 1104

UBS (Bahamas) Ltd.       Subsidiary   P.O. Box N 7757       Nassau, Bahamas

UBS Bank (Canada)        Subsidiary   154 University        Toronto, ONT M5H
                                      Avenue                3Z4, Canada

UBS AG                   Branch       101 Park Avenue       New York, NY 10178,
                                                            USA

UBS AG                   Branch       701 Brickell          Miami, Florida
                                      Avenue, Suite 3250    33131, USA

UBS AG                   Branch       52/F, Two             Central, Hong Kong
                                      International
                                      Finance Centre
                                      8 Finance Street

UBS AG                   Branch       5 Temasek Boulevard   Singapore 038985
                                      #18-00 Suntec Tower
                                      Five

UBS AG Branch Taipei     Branch       5F, 7, Sung Jen       Taipei 110, Taiwan,
                                      Road                  R.O.C.

UBS Swiss Financial
Advisers AG              Subsidiary   Lowenstrasse 49       CH-8001 Zurich

Appendix 2:
List of Investment Funds for distribution by UBS

   Fund Name                                     ISIN No.         Fund Category
   ---------                                     --------         -------------

   Wealth Appreciation Strategy                  US01877F6907         other
   Wealth Preservation Strategy                  US01877F6170         other
   Tax-Managed Balanced Wealth                   US01877F7087         other
   Tax-Managed Wealth Preservation               US01877F8721         other
   US Large Cap Portfolio                        US01879TI025         other
   International Portfolio                       US0855686731        equity
   International Tax-Managed Portfolio           US0855687150        equity
   Growth Fund                                   US01877F4019         bond
   Mid-Cap Growth Fund                           US0186361004        equity
   Large-Cap Premier Growth Fund                 US01877CI018        equity
   Small Cap Growth Fund                         US01877EI073        equity
   Global Health Care Fund                       US01860DI081        equity
   Global Research Growth .Fund                  US01860GI013        equity
   Global Technology Fund                        US0187801065        equity
   Greater China '97 Fund                        USO 189051 099      equity
   International Premier Growth Fund             US0186201044        equity
   Worldwide Privatization Fund                  US01879XL037        equity
   Alliance Bernstein Exchange Reserves          US01879MI071        equity
   Alliance Bernstein Corporate Bond Portfolio   US0185288026     money market
   Alliance Bernstein Quality Bond Portfolio     US0185287119         bond
   Alliance Bernstein US Government Portfolio    US0185284066         bond
   Americas Government Income Trust              US01853WL053         bond
   Emerging Market Debt Fund                     US01859MI018         bond
   Global Strategic Income Trust                 US01859NI090         bond
   High Yield Fund                               US01860EI064         bond
   Multi Market Strategy Trust                   US01864DI046         bond
   Short Duration Portfolio                      US0855687499         bond
   AllianceBernstein Municipal Income Fund
   II-Arizona Port                               US01864E7976         bond
   AllianceBernstein Municipal Income Fund       US01864E1029         bond
   II-Florida Port
   AllianceBernstein Municipal Income Fund       US01864E7638         bond
   II-Massachusetts
   AllianceBernstein Municipal Income Fund       US01864E7307         bond
   II-Michigan
   AllianceBernstein Municipal Income Fund       US01864E4098         bond
   II-Minnesota Port
   AllianceBernstein Municipal Income Fund       US01864E8057         bond
   II-New Jersey Port
   AllianceBernstein Municipal Income Fund       US01864E8628         bond
   II-Ohio Port
   AllianceBernstein Municipal Income Fund       US01864E8396         bond
   II-Pennsylvania Port
   AllianceBernstein Municipal Income Fund       US01864E7067         bond
   II-Virginia Port
   AllianceBernstein Municipal Income Fund       US0186423069         bond
   II-California
   AllianceBernstein Municipal Income Fund       US0186425049         bond
   II-California
   AllianceBernstein Municipal Income Fund       US0186424059         bond
   Insured National Port
   AllianceBernstein Municipal Income Fund       US0186421089         bond
   National Port
   AllianceBernstein Municipal Income Fund New   US0186422079         bond
   York Port
   Intermediate California Municipal Portfolio   US0855688141         bond
   Intermediate Diversified Municipal Portfolio  US0855687721         bond
   Intermediate new York Municipal Port          US0855688489         bond
   ABTS- Global Value Fund                       US0189121058        equity
   ABTS- International Value Fund                US0189131032        equity
   ABTS- Small Mid Cap Value Fund                US0189141015        equity
   ABTX- Value Fund                              US0189151089        equity
   Balanced Shares Fund                          US0185251057        equity
   Growth & Income Fund                          US0185971043        equity
   Real Estate Investment Fund                   US01877G1022      real estate
   Utility Income Fund                           US0187911039        equity

Appendix 3:
Remuneration of UBS

Overview of the quarterly UBS Fee in favour of UBS on the Shares UBS purchases under this Agreement and holds as record holder in an omnibus account:

              UBS Fee in Percent of the Total Value of Shares in an
                            Omnibus Account Per Annum

              Service Fee                      0.30%
              Client Servicing Fee             0.20%

The UBS Fee is the sum of the indicated portion of the Service Fee, as set forth in the Company's current Legal Documents, and the Client Servicing Fee.

The Client Servicing Fee is consideration for the distribution services and educational support provided to educate UBS's financial advisors who interact with current and prospective Investment Fund investors and shareholders so that these financial advisors may be more knowledgeable about the Investment Funds and able to provide suitable information and advice about Investment Funds and related investor services. The Fund Provider will pay the Client Servicing Fee from its own assets or the assets of its affiliates and not from the assets of the Investment Funds. Such payments are at the annual rate indicated above applied to the average daily net assets of the Shares that UBS hold under this Agreement for its customers and are held by UBS's nominee (e.g. BBH etc) in an omnibus account under this Agreement. Such payments are accrued daily and paid quarterly in arrears within 30 days after the end of each quarter. In the event of termination of this Agreement (unless the Fund Provider terminates this Agreement for a material breach by UBS), and for so long as Shares that UBS purchases under this Agreement for its customers are held by UBS's nominee in an omnibus account, and these Shares have an average daily value of at least USD 5 million, UBS will continue to receive the Client Servicing Fee as set forth in this Agreement.

*For any calendar year, the Client Servicing Fee shall not exceed the sum of (a) 0.25% of that year's sales of the Shares by UBS under this Agreement and (b) 0.10% of the average daily net assets of the Shares that UBS holds under this Agreement for its customers.

That portion of the UBS Fee attributable to the relevant Service Fee for the relevant Shares is payable by the Fund Provider in accordance with the provisions of Section 9 of this Agreement.

For the claim of the UBS Fee on UBS' holdings with other custodians than the Fund Provider, UBS shall provide to the Fund Provider a statement of month-end holdings. UBS is entitled to receive the portion of the UBS Fee 30 days after the Fund Provider receives such statement. The Fund Provider wil transfer the payment to the account as specified hereunder.

The payment is to be made to:

      UBS AG, Bahnhofstrasse 45, CH-8098 Zurich

      Clearing Number:

      Account Number:

      Reference:            EMEA/ 3rd Part Funds Management! Ref. ACM US

      S.W.I.F.T. Number:

Appendix 4:
Technical Details

Order Procedures

Issue             Details
-----             -------

Order Desk        bank/ transfer agent: AllianceBernstein Global Investment
                  Services. 8000 IH 10 W 4th floor. San Antonio TX 78230

Order Placement   By phone (X) by fax (  )  Email (  )  via NSCC (  )

Cut-off time      See separate operational template

Subscription (S)  In units possible  Yes (X) No (  ) in amount possible
                  Yes (X) No (  )

Redemption (R)    In units possible  Yes (X) No (  ) in amount possible
                  Yes (X) No (  )

Fractions         See separate operational template

Minimum S/R       For UBS orders no minimum/maximum amount is requested

Confirmations     By phone (  ) by fax (  )  Email (  )  via NSCC (  )

Confirmations     bank/ transfer agent: AllianceBernstein Global Investment
Desk              Services. 8000 IH 10 W 4th floor. San Antonio TX 78230

Settlement        See separate operational template

Valuation Date    Each business day excluding the official bank holidays in
                  U.S.A. and N.Y.

Contact Addresses
-----------------

Issue            Contact Address
-----            ---------------

Relationship     Name: Eric Levinson
                 Tel: (212) 969-1654
                 Email: Eric Levinson@acml.com
                 Fax:  212 969-2363
                 Address: 1345 Avenue of the Americas
                 New York, NY, USA 10105

                 Name: Kim Collins
                 Tel: (212) 969-1486
                 Address: 1345 Avenue of the Americas
                 New York, NY, USA 10105
                 Email: Kimberly_Collins@acml.com
                 Fax: 212 969-2363

Operations       Name: Jason Walker
                 Tel: (888)324-5060 X1611
                 Email: Jason_walker@acml.com
                 Fax: (888) 229-8242
                 Address:8000 IH-10 4th fl
                 San Antonio, TX USA 78230

Order Desk       Name:
                 Tel: (888) 324-5060 opt 1
                 Address:
                 Email:
                 Fax:

Notices
-------

Issue            Contact Address
-----            ---------------

UBS              Name: Judith Pernegger
                 Tel: +41-44-235'77'61
                 Address: 3rd Party Provider Mgmt,
                 P.O. Box, CH-8098 Zurich, Switzerland
                 Email: Judith.pernegger@ubs.com
                 Fax: +41-44-235'77'61

Fund Provider    Name: Eric Levinson
                 Tel: (212) 969-1654
                 Address: 1345 Avenue of the Americas
                 New York, NY, USA 10105
                 Email: Eric_Levinson@acml.com
                 Fax:  212 969-2363

Information to be provided by the Fund Provider (Fund Research Template)

Provider Data
-------------

Parent Company                                               Frequency
--------------                                               ---------

1.  Date of establishment                                    At start

2.  Domicile                                                 At start

3.  Core business                                            At start

4.  Financial strength of organization (e.g. credit rating)  At start &
                                                             annually

5.  Total assets under management                            At start &
                                                             annually

Management Company                                           Frequency
------------------                                           ---------

1. Fund management company name & domicile                   At start
2. Date of establishment                                     At start
3. Total assets under management                             At start &
                                                             annually
Fund Data
---------

Basic Information about the Fund                             Frequency
--------------------------------                             ---------

1.  Fund name                                                At start & if
                                                             change

2.  Fund establishment date                                  At start

3.  Financial year end                                       At start

4.  Fund domicile                                            At start

5.  Fund reference currency, denomination of units if        At start
    different

6.  Legal structure of the fund (e.g. SICAV)                 At start

7.  Fund auditor (name, since when)                          At start & if
                                                             change

8.  Fund custodian: names, rating, domicile, auditor         At start & if
                                                             change

9.  Fund administrator: # of personnel & experience          At start & if
                                                             change

10. Any available mirror fund (number, size, track record,   At start & if
    legal structure)                                         change

11. Feeder fund structure (if any)                           At start & if
                                                             change

Investment Information                                       Frequency
----------------------                                       ---------

1.  Investment policy & objectives                           At start & if
                                                             change

2.  Investment strategy and management style (value/growth,  At start & if
    top down/bottom up) and changes                          change

3.  Average market capitalization of companies invested      At start & if
    (blue chips, mid caps, small caps)                       change

4.  Investment process (e.g. decisions taken by committee)   At start & if
                                                             change

5.  Process of buy-side research (e.g. own company visits)   At start & if
                                                             change

6.  Maximum investment size of the fund where the fund       At start & if
    manager fells comfortable to run his strategy            change

7.  Maximum investment accepted by one investor (e.g. UBS)   At start & if
                                                             change

8.  Risk Control mechanism                                   At start & if
                                                             change

9.  Does the fund have constraints limiting borrowings or    At start & if
    leverage (on or off balance sheet)?                      change

10. does the fund specify clear restrictions concerning      At start & if
    the use of derivatives and synthetic instruments?        change

11. Restrictions & Internal guidelines (e.g. on              At start & if
    concentrations in single positions, listing              change
    requirements)

12. Address and phone # of contact person(s) on for UBS's    At start
    fund research questions

Fund Management Team                                         Frequency
--------------------                                         ---------

1.  CV and track record of the fund manager                  At start & if
                                                             change

2.  Fund manager in charge of fund since?                    At start

3.  Other funds & products managed by the same fund manager  At start & if change

4.  Size of the managing team; size of research team         At start & if
                                                             change

5.  Fund advisor(s); scope of mandate & authority            At start & if
                                                             change

6.  Direct access to responsible Fund Manager in charge of   Upon request
    the Fund

Sales Registration and Restrictions                          Frequency
-----------------------------------                          ---------

1.  Countries where the fund is registered for sale. Are     At start & if
    all classes/tranches available for sale in all           change
    countries?

2.  Pending registrations                                    At start & if
                                                             change

3.  Commitments for future registrations                     At start & if
                                                             change

4.  Any sales restrictions on funds e.g. US                  At start & if
                                                             change

NAV                                                          Frequency
---                                                          ---------

1.  Where is the NAV published?                              At start & if
                                                             change

2.  What NAV related tax data is available, e.g. German      At start & if
    Interim Profit and when?                                 change

Distributions                                                Frequency
-------------                                                ---------

1.  Availability of distribution &/or reinvesting tranches   At start & if
                                                             change

2.  When and where is information pertaining to              At start & if
    distribution of income available?                        change

3.  Is automatic reinvestment possible and at what terms?    At start & if
                                                             change

4.  What is the procedure for dividend payout?               At start & if
                                                             change

5.  Annual distribution of income?                           At start & if
                                                             change

6.  How often are dividends paid out per year?               At start & if
                                                             change

7.  What are the tax related figures provided for year end   At start & if
    tax reports and dividend payments?                       change

Ongoing Fund Data

Fund Documents                                               Frequency
--------------                                               ---------

1.  Basic fund documents as defined in clause 11             As published

2.  Legal Documents                                          As published

3.  Annual report (calendar year, issue date)                Annual

4.  Semi-annual report (issue date)                          Semi-annually

5.  Fund fact sheet available at the 6th business day of     At least monthly
    each month

6.  Fund manager report                                      As published

7.  Information flashes                                      As published


Track Record (at least 3 years)                              Frequency
-------------------------------                              ---------

1.  Benchmark (explain changes)                              Monthly

2.  Tracking error vs. benchmark                             Monthly

3.  Fund track record - performance data (total & relative   Monthly
    to benchmark), high/low

4.  Risk data (e.g. volatility)                              Monthly

5.  Top 10 holdings & % of total assets                      Monthly

6.  Sector, country allocation using MSCI definition         Monthly

7.  Fund size development: cash inflows/outflows             Monthly